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                                                                     Exhibit 3.9

                   Certificate of Amendment of Certificate of
                     Incorporation of GameStop Brands, Inc.

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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                              GAMESTOP BRANDS, INC.

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "corporation") is GameStop Brands, Inc.

          2. The certificate of incorporation of the corporation is hereby amended by striking out Article 4. thereof and by substituting in lieu of said Article the following new Article:

          "4. The total number of shares of capital stock which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, with $0.01 par value per share."

          3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on June 4, 2004.


                                        /s/ David W. Carlson
                                        ----------------------------------------
                                        David W. Carlson, President

      STATE OF DELAWARE
      SECRETARY OF STATE
   DIVISION OF CORPORATIONS
DELIVERED 06:42 PM 06/04/2004
  FILED  06:42 PM 06/04/2004
 SRV 040418464 - 3806392 FILE